Exhibit 99.1

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

For Investor Relations Inquiries:

Raphael Gross of ICR

203.682.8253

For Media Inquiries:

Brian Little of Bojangles’ Restaurants, Inc.

704.519.2118

Bojangles’, Inc. Reports Financial Results for its Second Fiscal Quarter 2017

Revises Annual Guidance for its Fiscal Year 2017

CHARLOTTE, N.C. — (Globe Newswire) — July 27, 2017 — Bojangles’, Inc. (Bojangles’) (NASDAQ: BOJA) today announced financial results for the 13-week second fiscal quarter ended June 25, 2017. Bojangles’ also revised its annual guidance for the 53-week fiscal year 2017 ending on December 31, 2017.

Highlights for the Second Fiscal Quarter 2017 Compared to the Second Fiscal Quarter 2016

•	Total revenues increased 2.1% to $134.4 million from $131.6 million;

•	System-wide comparable restaurant sales decreased 1.4%, while company-operated comparable restaurant sales decreased 3.3% and franchised comparable restaurant sales decreased 0.1%;

•	14 system-wide restaurants were opened – 7 company-operated restaurants and 7 franchised restaurants – and 5 company-operated restaurants were refranchised;

•	Net Income was $8.6 million as compared to $10.0 million in the prior year fiscal quarter;

•	Diluted Net Income per Share was $0.22 as compared to $0.27 in the prior year fiscal quarter;

•	Adjusted Net Income* was $9.0 million as compared to $10.1 million in the prior year fiscal quarter;

•	Adjusted Diluted Net Income per Share* was $0.23 as compared to $0.27 in the prior year fiscal quarter; and

•	Adjusted EBITDA* was $19.5 million as compared to $23.2 million in the prior year fiscal quarter.

*	Descriptions of Adjusted Net Income, Adjusted Diluted Net Income per Share, Adjusted EBITDA and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations to GAAP figures are provided in the tables at the end of this release.

“The continuing challenging conditions in the limited service restaurant industry require navigating with experience, a clearly defined plan and a willingness to make adjustments when necessary to stay competitive and relevant. We believe in a steady, deliberate, and measured approach to expansion, ensuring operational excellence, integrating technology, and creating the best Bojangles’® experience possible,” said Bojangles’ President and CEO Clifton Rutledge.

“We are expanding our footprint into adjacent markets and are pleased to have recently signed several franchise development agreements. Franchisees will continue to lead our expansion efforts as we intend to open fewer new company-operated restaurants on a go-forward basis,” concluded Mr. Rutledge.

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

Second Fiscal Quarter 2017 Financial Review

System-wide comparable restaurant sales decreased 1.4%, consisting of a 3.3% decrease in company-operated comparable restaurant sales and a 0.1% decrease in franchised comparable restaurant sales. The comparable restaurant sales decrease at company-operated restaurants was composed of a decrease in transactions, partially offset by increases in price and mix.

Total revenues increased 2.1% to $134.4 million in the second fiscal quarter of 2017 from $131.6 million in the prior year fiscal quarter. The increase was primarily due to a net additional 51 system-wide restaurants at June 25, 2017 compared to June 26, 2016, partially offset by comparable restaurant sales declines at our company-operated and franchised restaurants.

Company restaurant revenues increased 1.9% to $127.1 million in the second fiscal quarter of 2017 from $124.7 million in the prior year fiscal quarter. Franchise royalty revenues increased 5.4% to $7.0 million in the second fiscal quarter of 2017 from $6.6 million in the prior year fiscal quarter.

Restaurant contribution, a non-GAAP measure, decreased 16.9% to $20.4 million in the second fiscal quarter of 2017 from $24.5 million in the prior year fiscal quarter. As a percentage of company restaurant revenues, restaurant contribution margin, a non-GAAP measure, decreased to 16.0% in the second fiscal quarter of 2017 from 19.7% in the prior year fiscal quarter.

General and administrative expenses increased 4.4% to $9.8 million in the second fiscal quarter of 2017 from $9.4 million in the prior year fiscal quarter.

Net Income decreased 14.1% to $8.6 million in the second fiscal quarter of 2017 compared to $10.0 million in the prior year fiscal quarter. Diluted Net Income per Share decreased 18.5% to $0.22 in the second fiscal quarter of 2017 compared to $0.27 in the prior year fiscal quarter.

Adjusted Net Income, a non-GAAP measure, decreased 10.7% to $9.0 million in the second fiscal quarter of 2017 compared to $10.1 million in the prior year fiscal quarter. Adjusted Diluted Net Income per Share decreased 14.8% to $0.23 in the second fiscal quarter of 2017 compared to $0.27 in the prior year fiscal quarter.

Adjusted EBITDA, a non-GAAP measure, decreased 15.8% to $19.5 million in the second fiscal quarter of 2017 from $23.2 million in the prior year fiscal quarter.

Fiscal Year 2017 Guidance

Bojangles’ has revised its annual outlook for the 53-week period ending on December 31, 2017 based upon performance to date and updated expectations for the remainder of the fiscal year:

•	Total revenues of $549.0 million to $553.0 million (previously $560.0 million to $569.0 million);

•	System-wide comparable restaurant sales of negative low-single digits (previously negative low-single digits to flat);

•	The opening of 53 to 56 system-wide restaurants (previously 57 to 62);

•	25 to 26 company-operated restaurants (previously 27 to 28);

•	28 to 30 franchised restaurants (previously 30 to 34);

•	Net increase of 45 to 48 system-wide restaurants (previously 49 to 54);

•	Net increase of 16 to 17 company-operated restaurants (previously 19 to 20), which includes the impact of our refranchising of five company-operated restaurants which took place on April 24, 2017;

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

•	Net increase of 29 to 31 franchised restaurants (previously 30 to 34), which includes the impact of our refranchising of five company-operated restaurants which took place on April 24, 2017;

•	Restaurant contribution margin of 16.0% to 16.3% (previously 17.0% to 17.5%);

•	General and administrative expenses of $40.0 million to $41.0 million (previously $40.5 million to $41.5 million);

•	Adjusted Diluted Net Income per Share of $0.81 to $0.84 (previously $0.87 to $0.93); and

•	Adjusted EBITDA of $78.0 million to $80.0 million (previously $84.0 million to $89.0 million).

We have not reconciled guidance for Adjusted Diluted Net Income per Share or Adjusted EBITDA to the corresponding GAAP financial measures because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Conference Call and Webcast Today

Bojangles’ will host a conference call and webcast to discuss the second fiscal quarter 2017 results as well as fiscal year 2017 guidance today at 5:00 p.m. Eastern Time. The conference call dial-in number is 201-493-6725. A telephone replay will be available through Sunday, August 27, 2017 and may be accessed by dialing 412-317-6671. The conference ID is 13663887.

The conference call will also be webcast live and later archived on the Investors section of our website at www.bojangles.com.

About Bojangles’, Inc.

Bojangles’, Inc. is a highly differentiated and growing restaurant operator and franchisor dedicated to serving customers high-quality, craveable food made from our Southern recipes. Founded in 1977 in Charlotte, N.C., Bojangles’ serves menu items such as delicious, famous chicken, made-from-scratch buttermilk biscuits, flavorful fixin’s and Legendary Iced Tea®. At June 25, 2017, Bojangles’ had 740 system-wide restaurants, of which 314 were company-operated and 426 were franchised restaurants, primarily located in the Southeastern United States. For more information, visit www.bojangles.com or follow Bojangles’ on Facebook and Twitter.

Note Regarding Comparable Restaurant Sales

Comparable restaurant sales reflects the change in year-over-year sales for the comparable restaurant base (as applicable, system-wide, franchised or company-operated restaurants). A restaurant enters our comparable restaurant base the first full day of the month after being open for 15 months using a mid-month convention. Refranchised restaurants are excluded from our comparable restaurant base for the twelve-month period following the date of the refranchising. If a company-operated restaurant is temporarily closed for a full calendar week due to items such as a remodel, scrape and rebuild, casualty event, severe weather conditions or any other short-term closure, it is removed from the comparable restaurant sales calculations for such period it is temporarily closed. If a franchised restaurant is temporarily closed for a full calendar week due to items such as a remodel, scrape and rebuild, casualty event, severe weather conditions or any other short-term closure, it is removed from the comparable restaurant sales calculations for the entire month(s) impacted by the temporary closure.

Use and Definition of Non-GAAP Measures

We utilize certain non-GAAP measures when assessing the operational strength and the performance of our business. We believe these non-GAAP measures assist our board of directors, management and investors in comparing our operating performance, on a consistent basis from period to period, by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary significantly among similar companies. Bojangles’ cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, reported GAAP results.

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

Restaurant contribution is defined as company restaurant revenues less food and supplies costs, restaurant labor costs and operating costs, as identified by the reconciliation table below. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant revenues. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of our company-operated restaurants and our calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Included with the reconciliations to GAAP figures provided in the tables at the end of this release is a reconciliation of our restaurant contribution to the line item on the condensed consolidated statements of operations entitled “Company restaurant revenues,” which we believe is the most directly comparable GAAP measure on our condensed consolidated statements of operations.

Adjusted Net Income represents company net income before items that we do not consider representative of our ongoing operating performance as identified in the reconciliation table below. Adjusted Diluted Net Income per Share represents company diluted net income per share before items that we do not consider representative of our ongoing operating performance as identified in the reconciliation table below.

EBITDA represents company net income before interest expense (net of interest income), provision for income taxes and depreciation and amortization. Adjusted EBITDA represents company net income before interest expense (net of interest income), provision for income taxes, depreciation and amortization, items that we do not consider representative of our ongoing operating performance and certain non-cash items, as identified in the reconciliation table below.

Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses or charges such as those added back to calculate Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This release contains forward-looking statements. All statements other than statements of historical or current facts included in this release are forward-looking statements. Forward-looking statements discuss our current expectations, projections and guidance relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. Actual results may differ materially from these expectations due to risks relating to, among other risks, our vulnerability to changes in consumer preferences and economic conditions; our ability to open restaurants in new and existing markets and expand our franchise system; our ability to generate comparable restaurant sales growth; financial or other difficulties, which could cause our restaurants and our franchisees’ restaurants to close; our ability to generate increased sales or profits from new menu items, advertising campaigns, changes in discounting strategy, technology initiatives or restaurant designs and remodels; cancellation of or delay in anticipated future restaurant openings; our reliance on, limited degree of control over and potential responsibility for, our franchisees; increases in the cost of chicken, pork, dairy, wheat, corn and other products; our ability to compete successfully with other quick-service and fast-casual restaurants; our vulnerability to conditions in the

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

Southeastern United States; negative publicity, whether or not valid; concerns about food safety and quality and about food-borne illnesses, including adverse public perception due to the occurrence of avian flu, swine flu or other food-borne illnesses, such as salmonella, E. coli, or others; changes in employment and labor laws; labor shortages and increases in labor costs; and our dependence upon frequent and timely deliveries of restaurant food and other supplies. For further details and discussion of these and other risks and uncertainties, see our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, which was filed with the Securities and Exchange Commission on March 7, 2017, and which is available at www.sec.gov. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this earnings release. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 25, 2017	December 25, 2016
Assets
Current assets:
Cash and cash equivalents	$14,765	13,898
Accounts and vendor receivables, net	6,252	5,421
Accounts receivable, related parties, net	410	386
Inventories, net	3,290	3,326
Other current assets	5,269	3,033

Total current assets	29,986	26,064
Property and equipment, net	55,300	52,275
Goodwill	161,140	161,140
Brand	290,500	290,500
Franchise rights, net	23,695	24,243
Favorable leases, net	826	981
Other noncurrent assets	3,989	4,569

Total assets	$565,436	559,772

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,505	16,818
Accrued expenses	23,329	17,940
Current maturities of long-term debt	—	2,132
Current maturities of capital lease obligations	7,895	7,299
Other current liabilities	4,798	4,390

Total current liabilities	47,527	48,579
Long-term debt, less current maturities and deferred debt issuance costs, net	141,924	153,630
Deferred income taxes	111,190	111,312
Capital lease obligations, less current maturities	22,887	22,524
Other noncurrent liabilities	13,267	12,937

Total liabilities	336,795	348,982

Stockholders’ equity:
Preferred stock	—	—
Common stock	368	365
Additional paid-in capital	126,412	124,802
Retained earnings	101,611	85,377
Accumulated other comprehensive income	250	246

Total stockholders’ equity	228,641	210,790

Total liabilities and stockholders’ equity	$565,436	559,772

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Revenues:
Company restaurant revenues	$127,058	124,674	251,841	246,088
Franchise royalty revenues	6,978	6,621	13,491	12,793
Other franchise revenues	338	300	538	370

Total revenues	134,374	131,595	265,870	259,251

Company restaurant operating expenses:
Food and supplies costs	39,998	39,020	78,683	77,541
Restaurant labor costs	36,937	34,525	73,284	67,861
Operating costs	29,741	26,607	59,432	55,020
Depreciation and amortization	3,374	3,124	6,581	6,207

Total Company restaurant operating expenses	110,050	103,276	217,980	206,629

Operating income before other operating expenses	24,324	28,319	47,890	52,622

Other operating expenses:
General and administrative	9,817	9,402	18,770	18,912
Depreciation and amortization	753	716	1,478	1,433
Impairment	700	187	996	389
(Gain) loss on disposal of property and equipment and other	(125)	10	(104)	(189)

Total other operating expenses	11,145	10,315	21,140	20,545

Operating income	13,179	18,004	26,750	32,077
Amortization of deferred debt issuance costs	(176)	(222)	(294)	(369)
Interest income	12	2	13	3
Interest expense	(1,614)	(1,937)	(3,281)	(3,962)

Income before income taxes	11,401	15,847	23,188	27,749
Income taxes	2,784	5,816	6,954	9,874

Net income	$8,617	10,031	16,234	17,875

Net income per share:
Basic	$0.23	0.28	0.44	0.49

Diluted	$0.22	0.27	0.42	0.48

Weighted average shares used in computing net income per share:
Basic	36,701	36,207	36,634	36,115

Diluted	38,588	37,592	38,598	37,517

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016
Cash flows from operating activities:
Net income	$16,234	17,875
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(125)	(775)
Depreciation and amortization	8,059	7,640
Amortization of deferred debt issuance costs	294	369
Impairment	996	389
Gain on disposal of property and equipment and other	(104)	(189)
Provision (benefit) for doubtful accounts	16	(138)
(Benefit) provision for inventory spoilage	(2)	3
Benefit for closed stores	—	(51)
Stock-based compensation	681	549
Excess tax benefit from stock-based compensation	—	(1,573)
Changes in operating assets and liabilities	(1,964)	1,188

Net cash provided by operating activities	24,085	25,287

Cash flows from investing activities:
Purchases of property and equipment	(6,472)	(3,950)
Proceeds from disposition of property and equipment	41	49

Net cash used in investing activities	(6,431)	(3,901)

Cash flows from financing activities:
Principal payments on long-term debt	(14,132)	(17,669)
Stock option exercises	1,035	756
Vesting of restricted stock units	(103)	—
Excess tax benefit from stock-based compensation	—	1,573
Principal payments on capital lease obligations	(3,587)	(2,885)

Net cash used in financing activities	(16,787)	(18,225)

Net increase in cash and cash equivalents	867	3,161
Cash and cash equivalents balance, beginning of fiscal period	13,898	14,263

Cash and cash equivalents balance, end of fiscal period	$14,765	17,424

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Net income	$8,617	10,031	16,234	17,875

Certain professional and transaction costs (a)	—	9	3	42
Payroll taxes associated with stock option exercises (b)	71	51	97	71
Distributor transition costs (c)	—	16	—	81
Executive separation expenses (d)	546	—	551	—
Tax impact of adjustments (e)	(233)	(29)	(244)	(74)

Total adjustments	384	47	407	120

Adjusted Net Income	$9,001	10,078	16,641	17,995

BOJANGLES’, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Income Per Share

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Diluted net income per share	$0.22	0.27	0.42	0.48

Certain professional and transaction costs (a)	—	—	—	—
Payroll taxes associated with stock option exercises (b)	—	—	—	—
Distributor transition costs (c)	—	—	—	—
Executive separation expenses (d)	0.02	—	0.02	—
Tax impact of adjustments (e)	(0.01)	—	(0.01)	—

Total adjustments	0.01	—	0.01	—

Adjusted Diluted Net Income per Share	$0.23	0.27	0.43	0.48

(a)	Includes costs associated with third-party consultants for one-time projects and public offering expenses. We could incur similar expenses in future periods if we commence additional public offerings, financing transactions or other one-time projects.
(b)	Represents payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering. We expect to incur similar expenses in future periods when our directors or employees exercise stock options that were outstanding prior to our initial public offering.
(c)	Includes expenses incurred in connection with the transition to our new distributor.
(d)	Represents severance and legal fees associated with a former executive’s departure from the Company.
(e)	Represents the income tax expense associated with the adjustments in (a) through (d) that are deductible for income tax purposes.

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Net income	$8,617	10,031	16,234	17,875
Income taxes	2,784	5,816	6,954	9,874
Interest expense, net	1,602	1,935	3,268	3,959
Depreciation and amortization (a)	4,303	4,062	8,353	8,009

EBITDA	17,306	21,844	34,809	39,717
Non-cash rent (b)	363	394	768	771
Stock-based compensation (c)	307	272	681	549
Payroll taxes associated with stock option exercises (d)	71	51	97	71
Preopening expenses (e)	350	379	724	596
Certain professional and transaction costs (f)	—	9	3	42
Distributor transition costs (g)	—	16	—	81
Executive separation expenses (h)	546	—	551	—
Impairment and dispositions (i)	601	237	933	248

Adjusted EBITDA	$19,544	23,202	38,566	42,075

(a)	Includes amortization of deferred debt issuance costs.
(b)	Includes deferred rent, which represents the extent to which our rent expense has been above or below our cash rent payments, amortization of favorable (unfavorable) leases and closed store reserves for rent net of cash payments. We expect to continue to incur similar expenses in future periods as we record rent expense in accordance with GAAP, as well as continue to amortize favorable (unfavorable) leases and record closed store reserves.
(c)	Represents non-cash, stock-based compensation. We expect to incur similar expenses in future periods as we record stock-based compensation related to existing grants (and any potential future grants) in accordance with GAAP.
(d)	Represents payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering. We expect to incur similar expenses in future periods when our directors or employees exercise stock options that were outstanding prior to our initial public offering.
(e)	Includes expenses directly associated with the opening of company-operated restaurants and incurred prior to the opening of a company-operated restaurant. We expect to continue to incur similar expenses as we open company-operated restaurants.
(f)	Includes costs associated with third-party consultants for one-time projects and public offering expenses. We could incur similar expenses in future periods if we commence additional public offerings, financing transactions or other one-time projects.
(g)	Includes expenses incurred in connection with the transition to our new distributor.
(h)	Represents severance and legal fees associated with a former executive’s departure from the Company.
(i)	Includes (gain) loss on disposal of property and equipment and other, impairment and cash proceeds on disposals from disposition of property and equipment. We could continue to record impairment expense in future periods if performance of company-operated restaurants is not sufficient to recover the carrying amount of the related long-lived assets. We may incur future (gains) loss and receive cash proceeds on disposal of property and equipment associated with retirement, replacement or write-off of fixed assets.

Bojangles’, Inc. – Fiscal Year 2017

Second Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Company Restaurant Revenues to Restaurant Contribution

(in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Company restaurant revenues	$127,058	124,674	251,841	246,088
Food and supplies costs	(39,998)	(39,020)	(78,683)	(77,541)
Restaurant labor costs	(36,937)	(34,525)	(73,284)	(67,861)
Operating costs	(29,741)	(26,607)	(59,432)	(55,020)

Restaurant contribution	$20,382	24,522	40,442	45,666

Restaurant contribution margin	16.0%	19.7%	16.1%	18.6%